CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is entered into by and between Cellegy Pharmaceuticals, Inc., a California corporation (the "Company"), and Peter M. Elias, M.D. ("Consultant"), and is effective as of May 1, 1996 (the "Effective Date").

                                   BACKGROUND

         The Company and Consultant are parties to a Consulting Agreement dated April 2, 1992 (the "Prior Consulting Agreement"). The term of the Prior Consulting Agreement expires in April 1997. In light of the changes that have occurred since the date of the Prior Consulting Agreement to the Company's business and the work that Consultant has performed and intends to perform relating to the Company's business, the parties desire to enter into a new consulting agreement.

                                    AGREEMENT

         THE PARTIES AGREE AS FOLLOWS:

         1. Consulting Services. During the term of this Agreement, Consultant shall provide technical services to the Company and part-time consulting services in the area of dermatologic therapeutics, skin care, transepithelial, topical drug delivery (both passive and active transport) and all aspects of epithelial structure, function, and metabolism, including without limitation related to:

         Modulation of Epithelial Barrier Function;
         Pathogenesis, Prevention, and Treatment of Epithelial Disorders; Regulation of Epithelial Differentiation/Proliferation;
         Embryology, Maturation and Aging of Epithelial Membranes;
         Epithelial Lipid/Protein Biochemistry, Biophysics, and Physiology; and
         Signaling  Pathways  of   Epithelial   Functions   (including   without
                limitation to interactions of ions, water, pH, cytokines, growth factors, cellular membrane receptors/channels, soluble receptor, antibodies, etc.).

The services rendered and work performed by, or under the supervision or control of, Consultant pursuant to this Agreement shall be referred to as the "Services." In addition, subject to the overall authority of the Board of Directors of the Company to determine the membership of the Company's Scientific Advisory Board (the "SAB"), Consultant shall also serve as Co-Chairman of the SAB.

                  1.1 Personal Consultation. Consultant shall provide the Services to the Company or its designees as reasonably requested from time to time by the Company but in any event up to two (2 Days/Month) working days per month on average, totaling twenty-four (24) working days annually during the term of this Agreement. If the Company requests additional Services such that Consultant is working more than 2 days per month on average, Consultant may charge the Company additional per diem consulting fees in an amount pro-rated based on the monthly compensation described in Section 2.1 of this Agreement (which is based on 2 working days per month).

                  1.2 Clinical Trials. Consultant will assist in the identification and recruitment of appropriate clinicians to perform, for the Company or its designees, clinical trials of new compounds on appropriate subject populations at study sites desired by Company, including for example, and to the extent possible, the Veterans Administration Medical Center, San Francisco ("VAMC") or the University of California Medical School ("UC-SF"). As requested by Company, Consultant will provide advice and assistance on contracting with the study sites future clinical studies and initiating and conducting clinical studies.

                  1.3 Disclosure of Current and Future Relationships. Consultant will keep the Chief Executive Officer and/or Vice President, Research and Development, of the Company informed concerning the general nature of Consultant's arrangements or agreements concerning any activities supported or funded by third party entities which might conflict with Services provided by him under this Agreement.

         2. Compensation, Expenses and Payment. Following the Effective Date:

                  2.1 Compensation. For any and all Services the Consultant may render pursuant hereto, during the term of this Agreement, the Company shall pay the Consultant a consulting fee at the rate of Three Thousand Five Hundred dollars ($3,500.00) per calendar month following the Effective Date, payable in arrears on the fifth (5th) business day following the end of such calendar month.

                  2.2 Reimbursement of Expenses. The Consultant shall be reimbursed for reasonable out-of-pocket expenses incurred following the Effective Date in connection with rendering of the Services to the extent reasonably verified by receipts and other written evidence. No expenses of Consultant in excess of Five Hundred Dollars ($500.00) shall be incurred without the advance approval of the Chief Executive Officer of the Company.

         3.       Inventions and Assignment Thereof.

                  3.1 Assignment of Inventions. (a) To the extent not prohibited by agreements or legally enforceable policies to which Consultant is a party or by which Consultant is bound which were in existence before the date of this Agreement (the "Prior Agreements") all Inventions (as defined in Section 3.4 hereof) conceived of or made by the Consultant, either alone or with others, during the term of this Agreement, whether or not such Inventions are conceived of or made during the Consultant's regular working hours while performing Services or whether or not the Consultant is then actually rendering Services, which (i) are developed, in whole or in part, in reliance upon any of the Company's equipment or supplies (except for such Company equipment or supplies, if any, which are located at the VAMC or UC-SF laboratories and which are used in other research activities of Consultant for work under other Agreements with Company), facilities or Confidential Information (as defined in Section 3 hereof), or (ii) result from any work performed by the Consultant for the Company or its designees, are and shall be the sole property of the Company, whether as "works for hire" or otherwise. Except to the extent the Consultant is expressly prohibited from doing so by the Prior Agreements, the Consultant hereby irrevocably assigns and transfers to the Company all of Consultant's right, title and interest in and to all such Inventions, including any and all patent rights, copyrights or moral rights in such Inventions, and the Consultant shall not disclose any such Inventions to others without the express written consent of the Company.

                       (b) For the purpose of this Agreement, an Invention is deemed to have been made during the term of this Agreement if, during such period, the Invention was conceived or first actually reduced to practice; and any patent applications filed by Consultant, either alone or with others, within one (1) year following expiration of the term of this Agreement shall be presumed to relate to an Invention with respect to which the Company has rights pursuant to this Section 3.1, unless the Consultant can prove to the contrary by a preponderance of the evidence. Notwithstanding anything to the contrary contained herein, this Section 3 shall not apply to any Invention which fully qualified under Section 2870 of the California Labor Code.

                       (c) Consultant represents and warrants to Company that he has disclosed all such Prior Agreements to Company on Schedule A attached hereto, including his Prior Agreements with the VAMC and UC-SF (which Company hereby acknowledges), and that during the term of this Agreement, he shall disclose to the Company his desire to enter into any other agreements which might impair his obligations hereunder prior to entering into such other agreements. Consultant represents and warrants that he will promptly disclose to the Company any such inventions that might be subject to this Section 3.

                  3.2 Disclosure to the Company. Attached hereto as Schedule B is a list identifying in detail, to the extent not prohibited by any Prior Agreements, all Inventions actually conceived of, made or reduced to practice by the Consultant, alone or with others, before the date of this Agreement, which have not been previously disclosed on a Schedule to the Prior Consulting Agreement or which has not previously been assigned to the Company pursuant to the provisions of the Prior Consulting Agreement, and which are excluded from this Section 3 except to the extent that the Company hereafter obtained rights to such Inventions. Subject to his express obligations under the Prior Agreements, the Consultant shall disclose promptly and in writing to the Board of Directors of the Company all Inventions which the Consultant considers may be patentable (whether the Consultant considers them to fully qualify under Section 2870 or not), or otherwise may be of value or interest to the Company, which the Consultant, alone or with others, conceives or develops while performing within the scope of the Agreement. The disclosure of such Invention shall be protected by the Company by all reasonable technical and legal means, including without limitation those steps which the Company takes to protect the Company's own trade secrets.

                  3.3 Further Obligations. The Consultant shall, at any time during the term of this Agreement and after it terminates for any reason, on request of the Company and at its expense, execute and acknowledge specific assignments in favor of the Company or its nominee of any or all of the Inventions covered by this Section 3, as well as execute and acknowledge all papers and perform all lawful acts the Company considers necessary or advisable for the preparation, prosecution, issuance, procurement and maintenance of patent applications and patents of the United States and foreign countries for such Inventions, and for the transfer of any interest therein the Consultant may have, and shall execute and acknowledge any and all papers and lawful documents required or necessary to vest title in the Company or its nominee in all Inventions, patent application, patents and interests. The Consultant shall execute all documents and assist, at the Company's expense, in the preservation of all of the Company's interests, arising under this Agreement.

                  3.4  Definition  of  "Inventions".  For the  purposes  of this
Section 3, "Invention" means any new formulae, compound, know-how, techniques, applications, reports, studies, analyses, combinations, machines, methods, processes, algorithms, routines, subroutines, apparatuses, compositions of matter, designs, uses, plans or configurations of any kind, discovered, conceived, developed, made, created or produced, or any improvements or derivatives of them, and shall not be limited to the definition of any invention contained in the United States patent laws.

                  3.5 Cooperation. The Consultant, at the Company's expense and to the extent not prohibited by any Prior Agreements, shall cooperate as reasonably requested by the Company to protect the interests and proprietary rights of the Company and its designees under the Agreement, whether through litigation against third parties and otherwise, and to the extent legally permitted shall not take any action or provide any testimony adverse to the Company without its prior written consent to such action or testimony. Consultant will acknowledge his relationship with the Company in meetings, scientific conferences and poster exhibits as requested by the Company. When the Company scientists have contributed to the information, the Company will be appropriately credited by Consultant.

         4.       Confidential Information.

                  4.1 Definition. For purposes of this Agreement, "Confidential Information" means any confidential or proprietary information relating to the business or operations of the Company, trade secrets, Inventions, formulae, know-how, testing procedures, data and interpretations, actual or proposed products or business plans, marketing plans and financial data. Confidential Information shall not include information which is or becomes publicly and generally known without any breach of this Agreement, or which Consultant can demonstrate through contemporaneously prepared written evidence to have known by him prior to or other than through its disclosure by Company or development in connection with his rendering Services to Company.

                  4.2 Confidentiality. Consultant agrees that the Confidential Information developed by or for the Company, is proprietary and of significant value to the Company and that the disclosure or unauthorized use thereof could cause the Company material and irrevocable harm. Therefore, except only to the extent the Consultant is expressly required to do so under the Prior Agreements, Consultant shall not, without the prior written consent of the Company, disclose to unauthorized persons, or use for any purpose (other than for the Company's benefit) either during or after the term of this Agreement, any Confidential Information. Consultant shall take all reasonable steps to protect Confidential Information.

                  4.3 Notes, Memoranda, etc. Except to the extent expressly provided otherwise by the Prior Agreements, all notes, memoranda, reports, drawings, materials, data and other papers and records of every kind, however embodied, which were in or shall come into the Consultant's possession at any time during the term of this Agreement and relating to any Confidential Information or the Services, shall be the sole and exclusive property of the Company, and shall (together with all copies, notes, portions, excerpts, extractions or translations thereof) be surrendered to the Company upon termination of this Agreement or upon request by the Company at any other time either before or after the termination of this Agreement.

         5. Non-Competition. During the term of this Agreement, the Consultant shall not, without the prior written consent of the Company, directly or indirectly, whether as a partner, employee, joint venturer, licensor, officer, director or otherwise, engage in any activity of a business or commercial nature to a business or other entity which competes, directly or indirectly, with the actual or proposed business or research and development of the Company. The Consultant may, however, (i) beneficially own interest of less than five percent (5%) of the outstanding voting stock of publicly traded companies, or of private companies that are not direct competitors of the Company, (ii) conduct a private medical practice treating solely his personal patients (but not for purposes of research or development), (iii) act as an employee of VAMC or UC-SF consistent with his current employment, (iv) perform scientific consulting activities for other entities (as contemplated by the other provisions of this Agreement), (v) give or participate in lectures or symposia presenting information (but not Confidential Information) for educational purposes only, or (vi) seek other full-time or part-time employment that is not directly or indirectly competitive with the actual or proposed business or research and development of the Company. In addition to and without limiting the generality of the foregoing, following the termination of this Agreement, the Consultant shall not (i) solicit the services of any of the Company's then-current employees, or (ii) solicit business directly or indirectly from any of the Company's clients or customers on behalf of an entity or person who competes, directly or indirectly, with the business of the Company as conducted or proposed to be conducted so that such entity or person can supply goods or services to the Company's clients or customers in addition to or in lieu of the Company, but subject to Section 4 hereof, clause (ii) shall in no way limit or restrict the Consultant from providing personal consulting services to or for any person or entity following the termination of this Agreement.

         6. No Conflicts with Rights of Third Parties. The Consultant hereby represents and warrants to the Company that the Consultant is not a party to or bound by any agreement, obligation or understanding which restricts or limits in any way the Consultant's right to enter into this Agreement or the Consultant's right or ability to perform his obligations under this Agreement, including without limitation the Prior Agreements. Further, the Consultant covenants to the Company that he shall not knowingly and recklessly use or infringe the intellectual property rights, trade secrets, patents, copyrights, or other proprietary rights of any third party in the performance of the Consultant's obligations under this Agreement.

         7.       Termination, Survival of Provisions.

                  7.1 Term. This Agreement shall commence as of the Effective Date and shall terminate at the close of business on the third anniversary of the Effective Date (the "Initial

Term"), unless terminated sooner as provided herein. The Company may, by notice delivered to Consultant at least 30 days before the expiration of the Initial Term, extend the term of the Initial Term, extend the term of this Agreement for an additional one-year period.

                  7.2 Termination. Notwithstanding the provisions of Section 7.1, the Agreement shall terminate upon the first of the following:
                       (a) Death. Upon the Consultant's death or (at the Company's option) permanent disability, as determined in good faith by the Board of Directors of the Company;
                       (b) Consent. Upon the written request of one or both parties;
                       (c) Breach. By either party upon the material breach of the other party, provided the non-breaching party has provided the breaching party with notice of the breach, and such breach has remained uncured for a period of thirty (30) days;
                       (d) Liquidation, Etc. The liquidation, dissolution or indefinite cessation of business operations of the Company; or
                       (e) General Assignment, Etc. The execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company.

                  7.3 Survival of Provisions. The provisions of Sections 3, 4, 5 (last sentence only), and 6 shall survive expiration or termination of the Agreement for any reason.

         8.       Miscellaneous.

                  8.1 Notices. Except as otherwise provided in the Agreement, any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, (ii) one business day after transmission by telex or facsimile transmission, or (iii) four (4) days after mailing if mailed, by first class mail, certified or registered with return receipt requested, postage prepaid to the following addresses:

If to Consultant:                           If to Company:
Peter M. Elias, M.D.                        Attention:  President
1065 E. Hillsdale Blvd. #418                Cellegy Pharmaceuticals, Inc.
Foster City, CA  94404                      Foster City, CA

                  8.2 Damages, Service of Process. The Consultant acknowledges that the Company will suffer substantial damages not readily ascertainable or compensable in terms of money in the event of the breach of any of the Consultant's obligations under Sections 3, 4, 5, or 6 of this Agreement. The Consultant further agrees that services of process upon the Consultant in any such action or proceeding may be made by first-class mail, certified or registered, return receipt requested as provided for the giving of notices in
Section 8.1 of this Agreement.

                  8.3 Headings. The headings appearing at the beginning of the several sections contained herein have been inserted for identification and reference purposes and shall not by themselves determine the construction or interpretation of this Agreement.

                  8.4 Assignment. The Consultant has been retained by the Company due to the Consultant's particular skill and expertise. Therefore, the Consultant may not assign, delegate or subcontract any of the Consultant's rights or obligations hereunder. The Company may assign this Agreement in its discretion. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors, legal representatives and assigns of the parties.

                  8.5 Enforcement. If any portion of this Agreement shall be determined to be invalid or unenforceable, the remainder shall be valid and enforceable to the maximum extent possible.

                  8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into between California residents and to be performed wholly in California.

                  8.7 Entire Agreement and Modification.  This Agreement and the
Exhibits and Schedules hereto (which are hereby incorporated by reference) constitutes and contains the entire agreement of the parties respecting the subject matter hereof and supersede any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. This Agreement may only be modified by a written instrument signed by the parties hereto. Commencing from the Effective Date, this Agreement shall supersede the Prior Consulting Agreement with respect to the subject matter of this Agreement; provided, however, that nothing in this Agreement shall modify, limit or reduce the Company's rights with respect to the Existing Products as defined in the Prior Consulting Agreement.

                  8.8 Other Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

                  8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.10 Independent Contractor. The Consultant enters into this Agreement as, and shall continue to be, an independent contractor. Under no circumstances shall the Consultant look to the Company as the Consultant's employer. Neither party has any authority to bind the other party to any third party or otherwise to act as the agent or representative of such other party. The Consultant agrees to pay all federal, state and other income taxes due and to properly file appropriate tax returns.

                  IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be duly and validly executed and delivered as of the date first above written.

Cellegy Pharmaceuticals, Inc.                           Peter M. Elias, M.D.

By:  /s/ Dr. Carl Thornfeldt                              /s/ Peter M. Elias
   -----------------------------                        ------------------------
     Dr. Carl Thornfeldt                                 Peter M. Elias, M.D.
     Acting President & Chief Executive Officer

The undersigned, on behalf of the University of California and the Veterans Administration Medical Center have reviewed this Agreement and hereby agree that the obligations undertaken by Dr. Elias are not in conflict with his employment agreements with our respective institutions.

University of California San Francisco                  Veterans  Administration
                                                        Medical Center

By:                                                     By:
   -----------------------------                           ---------------------


Date:                                                   Date:
     ---------------------------                             -------------------


                                                   SCHEDULE A -- PRIOR AGREEMENTS

                                           (SEE SECTION 3.1(C), USE ATTACHMENTS IF NEEDED)
-------------------------------------------- ------------------------------------------- -------------------------------------------

               Other Parties                       Effective and Termination Dates           Nature of Relationship and Duties
-------------------------------------------- ------------------------------------------- -------------------------------------------

-------------------------------------------- ------------------------------------------- -------------------------------------------
-------------------------------------------- ------------------------------------------- -------------------------------------------

-------------------------------------------- ------------------------------------------- -------------------------------------------
-------------------------------------------- ------------------------------------------- -------------------------------------------

-------------------------------------------- ------------------------------------------- -------------------------------------------
-------------------------------------------- ------------------------------------------- -------------------------------------------

-------------------------------------------- ------------------------------------------- -------------------------------------------

                                          SCHEDULE B -- INVENTIONS NOT PREVIOUSLY DISCLOSED
                                            (SEE SECTION 3.2, USE ATTACHMENTS IF NEEDED)

-------------------------------------------- ------------------------------------------- -------------------------------------------

               Title of Invention                       Dates Conceived and             Inventors, Nature of Invention, and Names of
                                                        Reduced to Practice               Other Parties Possibly Having Rights in
                                                                                                         Invention
-------------------------------------------- ------------------------------------------- -------------------------------------------

-------------------------------------------- ------------------------------------------- -------------------------------------------
-------------------------------------------- ------------------------------------------- -------------------------------------------

-------------------------------------------- ------------------------------------------- -------------------------------------------
-------------------------------------------- ------------------------------------------- -------------------------------------------

-------------------------------------------- ------------------------------------------- -------------------------------------------
-------------------------------------------- ------------------------------------------- -------------------------------------------

-------------------------------------------- ------------------------------------------- -------------------------------------------
